Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

THIRD QUARTER FISCAL 2014 EARNINGS

Closed $24.5 Million in New Loan Originations

Declares Monthly Distributions of $0.067 Per Share for a Total of $0.201 Per Share for First Fiscal Quarter 2015, Equal to Annualized Distribution Rate of $0.80 Per Share

RYE BROOK, NY, May 8, 2014 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the third quarter of fiscal 2014 ended March 31, 2014.

Financial Highlights for the Third Quarter of Fiscal 2014

➢	Total investment income was $3.2 million, an increase of 14.3% compared to $2.8 million for the three months ended March 31, 2013.

➢	Net investment income was $1.4 million, or $0.15 per share, compared to $1.3 million, or $0.18 per share, for the three months ended March 31, 2013.

➢	Net realized and unrealized gains were $2.0 million, or $0.21 per share. Unrealized gains on investments were $1.8 million, or $0.18 per share. Realized gains were $0.2 million, or $0.02 per share.

➢	The above resulted in a net increase in net assets from operations of $3.4 million, or $0.36 per share.

➢	Net asset value was $7.20 per share at March 31, 2014.

➢	Per share amounts are based on approximately 9.4 million weighted average shares outstanding compared to 7.6 million weighted average shares outstanding for the third quarter of 2013, reflecting the common equity offerings completed in January and February, 2014.

➢	Total portfolio investments at March 31, 2014 were $90.1 million compared to $88.1 million at March 31, 2013 and $75.9 million at December 31, 2013.

➢	Weighted average portfolio interest rate was 11.41% at March 31, 2014.

➢	New originations and expansion of facilities to existing borrowers totaled $25.9 million, including five new portfolio companies, during the three months ended March 31, 2014. Repayments and realizations totaled $9.3 million.

➢	At March 31, 2014, 86% of portfolio company investments were first lien senior secured loans.

On May 2, 2014, the Board of Directors declared monthly distributions for the first quarter of fiscal 2015 as follows:

Record Date	Payment Date	Per Share Amount
July 31, 2014	August 15, 2014	$0.067
August 29, 2014	September 15, 2014	$0.067
September 30, 2014	October 15, 2014	$0.067

These distributions equate to a $0.804 annualized distribution rate, or a current annualized yield of 10.65%, based on the closing price of the Company’s common stock of $7.55 per share on May 7, 2014.

Management Commentary

“Increased origination activity since the beginning of 2014 has resulted in the closing of six new opportunities to date, totaling $29.0 million. This effectively replaced the $29.0 million of realizations we received in the second and third quarters, resulting in an investment portfolio of $90.1 million at the end of the third quarter. With $45 million in funding capacity at March 31st, we believe we are well positioned to execute on our expanded opportunity set,” said John Stuart, Chairman and Co-Chief Executive Officer of Full Circle Capital Corporation.

Gregg Felton, President and Co-Chief Executive Officer commented, “The broadening of our investment strategies contributed to an accelerated level of investment activity in the third quarter.  We intend to further broaden our origination channels and to continue to expand our investment team to execute on our growing pipeline of investment opportunities.”

Third Quarter Fiscal 2014 Results

The Company’s net asset value at March 31, 2014 was $7.20 per share. During the quarter, the Company generated $2.5 million of interest income. Income from fees, dividends and other sources totaled $0.7 million. The Company recorded net investment income of $1.4 million, or $0.15 per share. Net realized and unrealized gains were $2.0 million, or $0.21 per share. Unrealized gains on investments were $1.8 million, or $0.18 per share and realized gains were $0.2 million, or $0.02 per share. Net increase in net assets from operations was $3.4 million, or $0.36 per share. Per share amounts for the quarter ended March 31, 2014 are based on approximately 9.4 million weighted average shares outstanding compared to 7.6 million weighted average shares outstanding for the quarter ended March 31, 2013. This increase reflects the common equity offerings that Full Circle Capital completed in January and February, 2014.

During the quarter, the Company originated $24.5 million in five new loan facilities. Repayments and realizations from portfolio companies totaled $9.3 million during the three month period.

At March 31, 2014, the Company’s portfolio included debt investments in 21 companies. The average portfolio company debt investment at March 31, 2014 was $3.7 million. The weighted average interest rate on debt investments was 11.41%. At fair value, 86% of portfolio investments were first lien loans, 0% were second lien loans and 14% were equity investments. Approximately 82% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 64% at March 31, 2014 compared to 54% at March 31, 2013.

Subsequent Events

On April 7, 2014, the Board of Directors authorized a share repurchase program which provides for the purchase of up to 1 million shares of outstanding common stock, to be implemented at the discretion of management. Under the repurchase program, Full Circle may, but is not obligated to, repurchase our outstanding common stock in the open market from time to time. The timing and number of shares to be repurchased in the open market will depend on a number of factors, including market conditions and alternative investment opportunities.

On April 30, 2014, the Company closed on approximately $4.5 million of a $150.0 million senior secured second lien term loan to RCS Capital Corporation, a financial services company. The secured second lien term loan is guaranteed by all existing and subsequent direct and indirect domestic subsidiaries of RCS Capital Corporation, and bears interest at LIBOR plus 9.50% with a minimum LIBOR of 1.00% per annum and has a final maturity of April 29, 2021.

Conference Call Details

Management will host a conference call to discuss these results on Friday, May 9, 2014 at 10:00 a.m. ET. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 42776941.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on May 9, 2014 until 11:59 p.m. ET on May 12, 2014 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 42776941. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2014	June 30, 2013
	Unaudited	Audited
Assets
Control Investments at Fair Value (Cost of $19,842,061 and $18,139,543, respectively)	$20,201,058	$19,115,440
Affiliate Investments at Fair Value (Cost of $19,427,127 and $17,954,622, respectively)	19,335,138	16,547,903
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $65,692,689 and $53,220,538, respectively)	60,587,005	52,511,158
Total Investments at Fair Value (Cost of $104,961,877 and $89,314,703, respectively)	100,123,201	88,174,501

Cash	6,861,986	18,029,115
Deposit with Broker	1,050,000	-
Interest Receivable	973,594	1,097,970
Principal Receivable	420,720	104,768
Dividends Receivable	80,293	36,705
Due from Affiliate	1,332	-
Due from Portfolio Investment	137,337	105,030
Receivable from Notes Offering	-	2,299,704
Prepaid Expenses	107,459	61,198
Other Assets	700,710	1,437,273
Deferred Offering Expenses	-	86,834
Deferred Debt Issuance Costs	987,344	1,086,895
Deferred Credit Facility Fees	507,550	543,846

Total Assets	111,951,526	113,063,839

Liabilities
Due to Affiliates	736,897	728,371
Accounts Payable	186,565	471,297
Accrued Liabilities	28,967	10,172
Due to Broker	10,000,073	-
Payable for Investments Acquired	5,940,000	-
Dividends Payable	676,143	582,842
Interest Payable	31,015	134,167
Other Liabilities	494,316	358,696
Accrued Offering Expenses	11,000	-
Line of Credit	-	25,584,147
Notes Payable 8.25% due June 30, 2020	21,145,525	21,145,525
Distribution Notes	-	3,404,583

Total Liabilities	39,250,501	52,419,800

Net Assets	$72,701,025	$60,644,039

Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 10,091,682 and 7,569,382 issued and outstanding, respectively)	$100,917	$75,694
Paid-in Capital in Excess of Par	83,887,972	66,319,579
Distributions in Excess of Net Investment Income	(1,091,069)	(200,200)
Accumulated Net Realized Losses	(5,358,119)	(4,410,832)
Accumulated Net Unrealized Losses	(4,838,676)	(1,140,202)
Net Assets	$72,701,025	$60,644,039

Net Asset Value Per Share	$7.20	$8.01

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments	$1,308,432	$1,615,618	$4,839,103	$5,609,673
Interest Income from Affiliate Investments	673,896	389,518	1,984,549	950,026
Interest Income from Control Investments	510,038	435,300	1,452,149	1,033,884
Dividend Income from Control Investments	80,293	80,178	114,704	186,768
Other Income from Non-Control/Non-Affiliate Investments	603,190	305,935	1,966,552	834,515
Other Income from Affiliate Investments	3,275	3,992	12,156	63,577
Other Income from Control Investments	12,500	12,500	37,500	37,500
Total Investment Income	3,191,624	2,843,041	10,406,713	8,715,943

Operating Expenses
Management Fee	364,352	362,743	1,156,099	1,041,905
Incentive Fee	351,594	328,044	1,141,230	1,001,406
Total Advisory Fees	715,946	690,787	2,297,329	2,043,311

Allocation of Overhead Expenses	43,604	84,552	142,315	225,860
Sub-Administration Fees	50,000	50,000	150,000	173,429
Officers’ Compensation	75,529	75,160	226,396	225,514
Total Costs Incurred Under Administration Agreement	169,133	209,712	518,711	624,803

Directors’ Fees	26,125	24,625	86,375	86,375
Interest Expense	623,091	379,310	2,062,570	1,214,392
Professional Services Expense	112,629	108,998	467,110	384,061
Bank Fees	9,941	3,975	45,409	12,295
Other	128,380	113,470	379,015	334,647
Total Operating Expenses	1,785,245	1,530,877	5,856,519	4,699,884

Net Investment Income	1,406,379	1,312,164	4,550,194	4,016,059
Net Change in Unrealized Gain (Loss) on Investments	1,751,729	168,654	(3,698,474)	1,978,556
Net Realized Gain (Loss) on:
Investments	224,320	-	(946,449)	(4,047,108)
Foreign Currency Transactions	(906)	-	(838)	-
Net Realized Gain (Loss)	223,414	-	(947,287)	(4,047,108)

Net Increase (Decrease) in Net Assets Resulting from Operations	$3,381,522	$1,480,818	$(95,567)	$1,947,507

Earnings (Loss) per Common Share Basic and Diluted	$0.36	$0.20	$(0.01)	$0.28
Net Investment Income per Common Share Basic and Diluted	$0.15	$0.18	$0.56	$0.59
Weighted Average Shares of Common Share Outstanding Basic and Diluted	9,419,350	7,569,382	8,177,036	6,835,258

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (unaudited)

	Three months ended March 31, 2014		Three months ended March 31, 2013	Nine months ended March 31, 2014	Nine months ended March 31, 2013

Per Share Data (1) :
Net asset value at beginning of period	$7.09		$8.03	$8.01	$8.59
Dilution from offering	-	(3)	-	-	(0.17)	(2)
Offering costs	(0.03)		-	(0.03)	(0.01)
Net investment income (loss)	0.15		0.18	0.56	0.59
Change in unrealized gain (loss)	0.18		0.02	(0.53)	0.28
Realized gain (loss)	0.02		0.00	(0.14)	(0.59)
Dividends declared	(0.21)		(0.23)	(0.67)	(0.69)
Net asset value at end of period	$7.20		$8.00	$7.20	$8.00

(1)	Financial highlights are based on weighted average shares outstanding.
(2)	Dilution from offering is based on the change in net asset value from a follow on offering on November 27, 2012.
(3)	Dilution from offering is based on the change in net asset value from the follow-on offerings on January 14, 2014 and February 27, 2014.

Company Contact:	Investor Relations Contacts:
John E. Stuart, Co-CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	LHA
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com